Annual Report

                                                   [RIVERSOURCE INVESTMENT LOGO]

RIVERSOURCE SM
VARIABLE PORTFOLIO -- CORE EQUITY FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
DEC. 31, 2006

> RIVERSOURCE VARIABLE PORTFOLIO -- CORE EQUITY FUND
  SEEKS TO PROVIDE SHAREHOLDERS WITH LONG-TERM
  GROWTH OF CAPITAL.

  THIS FUND IS CLOSED TO NEW INVESTORS.
  Please remember that you may not buy (nor will you own) shares of the Fund directly. You invest by owning RiverSource Variable Annuity Fund A or RiverSource Variable Annuity Fund B and allocating your purchase payments to the variable account that invests in the Fund. Refer to your variable annuity contract prospectus for information regarding the investment options available to you.

LETTER TO SHAREHOLDERS

In this report and going forward, the Chairman of the Boards and the President of RiverSource Funds are co-authors of this letter to shareholders. Information about Stephen Lewis, Chairman of the RiverSource Funds Board; Patrick Bannigan, President of the Funds; and others elected or appointed to serve RiverSource Funds shareholders appears in the "Board Members and Officers" section of this report.

Dear Fellow RiverSource Funds Shareholder:

As newly appointed in our respective roles as Chairman of the Boards and President of RiverSource Funds, we are committed to continuing the successful leadership efforts of Ted Truscott, a member of the Boards and Chief Investment Officer of RiverSource Investments; and Governor Arne Carlson, who served as Chairman of the Boards for eight years and will continue to serve on the Boards.

As RiverSource Funds shareholders, we want our investments to deliver consistent, competitive investment performance that can help us achieve our financial goals. We are sure you feel the same way. We are pleased to report that the investment management teams at RiverSource Investments have delivered on our expectations. As a result, many of our funds are receiving positive recognition in the financial media.

When discussing your financial plans with your advisor, we encourage you to take a long-term view. The economy is cyclical and markets are inherently volatile, so there will be periods when economic or market conditions may appear to throw a wrench into any portfolio. A diversified mutual fund portfolio and an experienced financial advisor can help keep your plan on track and also keep your expectations in line with current market realities.




THIS PAGE IS NOT PART OF THE ANNUAL REPORT

Being an informed investor is a key component to your overall investing success. The information contained in this report can help "connect the dots" so you can see how your fund performed in the context of the broader market.

We value your connection with RiverSource Funds and strive to provide the performance, service and information that can help move you closer to your financial goals.

/s/ Stephen R. Lewis, Jr.
Stephen R. Lewis, Jr.
Chairman of the Board




/s/ Patrick T. Bannigan
Patrick T. Bannigan
President, RiverSource Funds



Past performance does not guarantee future results.

                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

                                                                 Exhibit (17)(k)

TABLE OF CONTENTS

Questions & Answers
   with Portfolio Management ......    3
The Fund's Long-term Performance ..    8
Fund Expenses Example .............   10
Investments in Securities .........   12
Financial Statements ..............   21
Notes to Financial Statements .....   24
Report of Independent Registered
   Public Accounting Firm .........   37
Board Members and Officers ........   38
Proxy Voting ......................   41


2 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

QUESTIONS & ANSWERS WITH PORTFOLIO MANAGEMENT

Below, the Fund's portfolio managers, Bob Ewing and Nick Thakore, discuss RiverSource Variable Portfolio - Core Equity Fund's performance and positioning for the 12 months ended Dec. 31, 2006.

Q: How did RiverSource Variable Portfolio - Core Equity Fund perform for the fiscal year ended Dec. 31, 2006?

A: RiverSource Variable Portfolio - Core Equity Fund rose 15.79% for the 12 months ended Dec. 31, 2006. The Fund's benchmarks, the Russell 1000(R) Index (Russell Index) and the Standard and Poor's 500 Index (S&P 500 Index) returned 15.46% and 15.79%, respectively. The Lipper Large-Cap Core Funds Index, representing the Fund's peer group, advanced 13.39% over the same time frame.

Q:   What factors had a significant impact on performance?

A: U.S. stock markets advanced sharply during the past 12 months as global growth continued and the Federal Reserve held short-term interest rates steady in the latter months of the year. Across all market segments, value stocks significantly outperformed growth stocks. The Fund's multi-faceted strategy includes allocations to both large-cap value and large-cap growth stocks, positioning the portfolio to potentially benefit when one investment style dominates another, as value did this year.

                             PERFORMANCE COMPARISON
                        For the year ended Dec. 31, 2006

                              (PERFORMANCE GRAPH)

RiverSource Variable Portfolio -
   Core Equity Fund                 +15.79%
Russell 1000(R) Index (unmanaged)   +15.46%
S&P 500 Index (unmanaged)           +15.79%
Lipper Large-Cap Core Funds Index   +13.39%

(see "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable account or annuity contract. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution.

The indices do not reflect the effects of expenses (excluding Lipper).

It is not possible to invest directly in an index.


       RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 3

QUESTIONS & ANSWERS

     The Fund's sector allocations had a meaningful positive impact on its return relative to the Russell Index. Individual stock selection detracted. Specifically, positioning in the energy and information technology sectors had the largest favorable effect, while positioning in financials and telecommunication services detracted from relative return.

     The Fund's energy allocation was smaller than that of the Russell Index, which was beneficial. Stock selection within the energy sector was an even more significant contributor to relative performance. Within the portfolio's energy position, we focused on large-cap integrated oil companies and de-emphasized both service-oriented firms and exploration and production companies. This positioning was particularly effective in 2006.

     In information technology, stock selection was a significant contributor. The portfolio's information technology allocation was smaller than the Russell Index, which was advantageous. A key factor in the Fund's information technology outperformance was an emphasis on large-cap information technology companies with strong earnings growth and attractive valuations. For example, stocks such as Cisco Systems and Hewlett-Packard performed well during the year. The Fund also had exposure to faster growing technology companies and benefited particularly from holdings of selective semiconductor stock.

     The portfolio had a smaller position in financials than the Russell Index, primarily because we did not think the sector's growth opportunities were attractive relative to the high valuations on many financial stocks. However, the sector outperformed during the period. Stock selection within the sector was hampered by the portfolio's underweight in brokerage firms, a group that was very strong this past year.


4 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

QUESTIONS & ANSWERS

     We maintained the Fund's emphasis on telecommunication services stocks, mainly wireless services. We continued to see a promising combination of powerful secular trends, high free cash flow yields and high growth rates for telecommunication services stocks. The sector performed well, rebounding from depressed valuations as cost-cutting improved fundamentals for many companies and the Fund's large allocation was advantageous. However, stock selection within the sector was a negative factor, primarily due to holdings of Sprint Nextel. Despite the positive industry backdrop, the company struggled to execute its plans for growth and fundamentals deteriorated during the period. We significantly reduced the Fund's Sprint Nextel holdings during the year, shifting the telecommunication services positioning in favor of attractively valued companies that we think are better positioned to capitalize on the secular growth trend.

Q:   What changes did you make to the Fund during the period?

A: As discussed in the previous question, we repositioned the Fund's telecommunication services holdings to capitalize on the sector's continuing growth opportunities. We also took profits in selected stocks that had appreciated beyond our target valuations.

     In health care we added to specific stocks where we gained more confidence in the growth potential over the coming year. In information technology and energy, we identified selected stocks that had previously underperformed and now exhibited favorable risk/reward potential.


       RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 5

QUESTIONS & ANSWERS

Q:   How are you positioning the Fund for the current environment?

A: We currently see corporate profit margins at record levels, while at the same time, there are signs of slower global economic growth. In addition, continued high energy prices, increased borrowing costs and a weaker U.S. housing market could lead consumers to reduce their spending. All of these suggest that corporate profit growth is likely to decelerate.

     Given this scenario, we maintain an emphasis on stable growth companies, such as those whose earnings growth is less dependent on the economy. Also, among companies whose earnings are tied to the economy, we are looking for situations where the cyclical nature of those earnings has already been discounted in the stock price. We continue to emphasis larger cap stocks which still appear inexpensive relative to mid- and small-cap stocks based on the historical relationships between these groups.

Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser(s) to the Fund or any other person in the RiverSource or subadviser organization(s). Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource Fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource Fund.


6 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

SECTOR BREAKDOWN*

Percentage of portfolio assets at Dec. 31, 2006

                                  (PIE CHART)

Financials                   19.1%
Information Technology       14.7%
Health Care                  13.2%
Consumer Discretionary       12.2%
Telecommunication Services    9.2%
Consumer Staples              8.7%
Other(1)                     22.9%

* Sectors can be comprised of several industries. Please refer to the section entitled "Investments in Securities" for a complete listing. No single industry exceeds 25% of portfolio assets.

(1) Includes Energy 8.3%, Industrials 7.9%, Utilities 2.6%, Materials 2.3% and Cash & Cash Equivalents 1.8%.

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

TOP TEN HOLDINGS

                                    PERCENT                VALUE
                             (OF PORTFOLIO ASSETS)   (AT DEC. 31, 2006)
                             ---------------------   ------------------
Exxon Mobil                           3.8%               $16,571,467
NTL                                   3.2                 13,749,794
General Electric                      2.5                 10,729,244
American Intl Group                   2.2                  9,300,394
Cisco Systems                         2.0                  8,621,304
Citigroup                             2.0                  8,562,483
Microsoft                             2.0                  8,438,405
Pfizer                                1.9                  8,256,998
Bank of America                       1.9                  8,147,421
Altria Group                          1.9                  8,079,180

For further detail about these holdings, please refer to the section entitled "Investments in Securities."

The 10 holdings listed here make up 23.4% of portfolio assets.

AVERAGE ANNUAL TOTAL RETURNS
AT DEC. 31, 2006

1 year                      +15.79%
Since inception (9/10/04)   +12.78%


       RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 7

THE FUND'S LONG-TERM PERFORMANCE

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Variable Portfolio - Core Equity Fund (from 10/1/04 to 12/31/2006)* as compared to the performance of three widely cited performance indices, the Russell 1000(R) Index, the S&P 500 Index and the Lipper Large-Cap Core Funds Index. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. The total returns shown do not reflect expenses that apply to the variable account or annuity contract. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution. Also see "Past Performance" in the Fund's current prospectus.

* Fund data is from Sept. 10, 2004. Russell 1000 Index, S&P 500 Index and Lipper peer group is from Oct. 1, 2004.


8 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

                  VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN
                RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND


                                                        10/1/04    12/31/04  12/31/05     12/31/06
RiverSource Variable Portfolio -- Core Equity Fund      $10,000    $10,693    $11,396     $13,195
Russell 1000(R) Index(1)                                $10,000    $10,980    $11,668     $13,472
S&P 500 Index(2)                                        $10,000    $10,923    $11,459     $13,269
Lipper Large-Cap Core Funds Index(3)                    $10,000    $10,849    $11,470     $13,005


(1) The Russell 1000(R) Index, an unmanaged index, measures the performance of the 1,000 largest companies in the Russell 3000(R) Index, which represents approximately 92% of the total market capitalization of the Russell 3000 Index. The index reflects reinvestment of all distributions and changes in market prices.

(2) The Standard & Poor's 500 Index (S&P 500 Index), an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices.

(3) The Lipper Large-Cap Core Funds Index includes the 30 largest large-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends.


       RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 9

FUND EXPENSES EXAMPLE

(UNAUDITED)

You may not buy (nor will you own) shares of the Fund directly. You invest by owning RiverSource Variable Annuity Fund A or RiverSource Variable Annuity Fund B and allocating your purchase payments to the variable account that invests in the Fund. The variable account's purchase price will be the next NAV calculated after the request is received by the authorized insurance company.

As a contract owner investing in the Fund, you incur ongoing costs, which may include management fees and other expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds that underlie various annuity contracts. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the acquired funds expense ratio as of the most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Dec. 31, 2006.

ACTUAL EXPENSES

The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.


10 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES

The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of other similar funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect expenses that apply to the variable account or the contract. Therefore, the second line of the table is useful in comparing ongoing costs of the Fund only, and will not help you determine the relative total costs of owning different funds underlying various annuity contracts. In addition, if the expenses that apply to the variable account or the contract were included, your costs would have been higher.

                                   BEGINNING         ENDING         EXPENSES
                                 ACCOUNT VALUE   ACCOUNT VALUE    PAID DURING     ANNUALIZED
                                  JULY 1, 2006   DEC. 31, 2006   THE PERIOD(a)  EXPENSE RATIO
                                 -------------   -------------   -------------  -------------
Actual(b)                            $1,000        $1,138.50         $2.13          .40%
Hypothetical
   (5% return before expenses)       $1,000        $1,022.94         $2.02          .40%

(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/365 (to reflect the one-half year period).

(b)  Based on the actual return of +13.85% for the six months ended Dec.
     31, 2006.


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 11

INVESTMENTS IN SECURITIES

DEC. 31, 2006

(Percentages represent value of investments compared to net assets)

COMMON STOCKS (98.1%)

ISSUER                                                  SHARES         VALUE(a)
------                                                 -------       -----------
AEROSPACE & DEFENSE (3.4%)
Boeing                                                  52,524       $ 4,666,231
DRS Technologies                                         3,420           180,166
General Dynamics                                         5,946           442,085
Goodrich                                                22,843         1,040,499
Honeywell Intl                                          83,514         3,778,173
L-3 Communications Holdings                              7,981           652,686
Lockheed Martin                                         15,781         1,452,957
Northrop Grumman                                        14,937         1,011,235
United Technologies                                     21,976         1,373,940
                                                                     -----------
Total                                                                 14,597,972
                                                                     -----------
AIR FREIGHT & LOGISTICS (0.1%)
United Parcel Service Cl B                               3,605           270,303
                                                                     -----------
AIRLINES (--%)
UAL                                                      3,543(b)        155,892
                                                                     -----------
AUTO COMPONENTS (0.1%)
Goodyear Tire & Rubber                                   2,392(b)         50,208
Johnson Controls                                         2,277           195,640
                                                                     -----------
Total                                                                    245,848
                                                                     -----------
AUTOMOBILES (0.1%)
Ford Motor                                              21,906           164,514
General Motors                                           6,587           202,353
                                                                     -----------
Total                                                                    366,867
                                                                     -----------
BEVERAGES (1.8%)
Anheuser-Busch
Companies                                               19,125           940,950
Brown-Forman Cl B                                          915            60,610
Coca-Cola                                               46,308         2,234,361
Coca-Cola Enterprises                                    3,210            65,548
Constellation Brands Cl A                                2,567(b)         74,494
Molson Coors Brewing Cl B                                  532            40,666
Pepsi Bottling Group                                     1,756            54,278
PepsiCo                                                 66,322         4,148,441
                                                                     -----------
Total                                                                  7,619,348
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                 -------       -----------
BIOTECHNOLOGY (2.2%)
Amgen                                                   57,831(b)    $ 3,950,436
Biogen Idec                                             30,784(b)      1,514,265
Genentech                                               48,496(b)      3,934,480
Gilead Sciences                                          2,165(b)        140,573
MedImmune                                                3,502(b)        113,360
                                                                     -----------
Total                                                                  9,653,114
                                                                     -----------
BUILDING PRODUCTS (0.1%)
American Standard
Companies                                                3,699           169,599
Masco                                                   14,235           425,200
                                                                     -----------
Total                                                                    594,799
                                                                     -----------
CAPITAL MARKETS (3.1%)
Bank of New York                                        17,061           671,692
Bear Stearns Companies                                   1,402           228,218
Charles Schwab                                           9,300           179,862
Franklin Resources                                      11,131         1,226,302
Goldman Sachs Group                                      4,843           965,452
KKR Private Equity Investors LP Unit                    40,511(f)        925,676
KKR Private Equity Investors LP Unit                    33,040           754,964
Legg Mason                                               1,528           145,236
Lehman Brothers Holdings                                27,423         2,142,285
Merrill Lynch & Co                                      26,670         2,482,977
Morgan Stanley                                          31,748         2,585,239
Nuveen Investments Cl A                                    684            35,486
State Street                                            15,831         1,067,643
                                                                     -----------
Total                                                                 13,411,032
                                                                     -----------
CHEMICALS (1.0%)
Air Products & Chemicals                                 2,566           180,338
Ashland                                                  4,183           289,380
Dow Chemical                                            34,216         1,366,588
Eastman Chemical                                         6,665           395,301
Ecolab                                                   2,141            96,773

See accompanying notes to investments in securities.


12 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

ISSUER                                                  SHARES         VALUE(a)
------                                                 -------       -----------
CHEMICALS (CONT.)
EI du Pont de Nemours & Co                              17,449       $   849,941
Hercules                                                 1,578(b)         30,471
Intl Flavors & Fragrances                                1,083            53,240
Monsanto                                                 6,089           319,855
PPG Inds                                                 1,853           118,981
Praxair                                                  3,754           222,725
Rohm & Haas                                              1,770            90,482
RPM Intl                                                 8,679           181,304
Sigma-Aldrich                                              773            60,078
                                                                     -----------
Total                                                                  4,255,457
                                                                     -----------
COMMERCIAL BANKS (2.5%)
BB&T                                                     6,025           264,678
Comerica                                                 1,956           114,778
Commerce Bancorp                                         6,528           230,243
Compass Bancshares                                       1,561            93,114
Fifth Third Bancorp                                      6,497           265,922
First Horizon Natl                                       1,486            62,085
Huntington Bancshares                                    2,966            70,443
Industrial & Commercial Bank of China Series H         157,000(b,c)       97,497
M&T Bank                                                   943           115,197
Natl City                                                7,044           257,529
PNC Financial Services Group                            12,580           931,423
Regions Financial                                        8,163           305,296
SunTrust Banks                                           4,093           345,654
US Bancorp                                              51,790         1,874,280
Wachovia                                                44,590         2,539,400
Wells Fargo & Co                                        92,902         3,303,594
Zions Bancorporation                                     1,279           105,441
                                                                     -----------
Total                                                                 10,976,574
                                                                     -----------
COMMERCIAL SERVICES & SUPPLIES (0.2%)
Allied Waste Inds                                        2,759(b)         33,908
Avery Dennison                                           3,931           267,033
Cintas                                                   1,693            67,229
Equifax                                                    374            15,184
Robert Half Intl                                         1,999            74,203
Waste Management                                         6,295           231,467
                                                                     -----------
Total                                                                    689,024
                                                                     -----------

COMMON STOCKS (CONTINUED)

ISSUER                                                  SHARES         VALUE(a)
------                                                 -------       -----------
COMMUNICATIONS EQUIPMENT (3.9%)
ADC Telecommunications                                   7,364(b)    $   106,999
ADTRAN                                                  12,794           290,424
Alcatel-Lucent                                           2,593(c)         37,308
Alcatel-Lucent ADR                                     121,095(c)      1,721,971
Cisco Systems                                          315,452(b)      8,621,304
Corning                                                 13,461(b)        251,855
JDS Uniphase                                            11,205(b)        186,675
Juniper Networks                                         5,676(b)        107,503
Motorola                                                71,415         1,468,292
QUALCOMM                                                64,165         2,424,795
Redback Networks                                        33,175(b)        827,385
Tellabs                                                 73,607(b)        755,208
                                                                     -----------
Total                                                                 16,799,719
                                                                     -----------
COMPUTERS & PERIPHERALS (2.7%)
Apple Computer                                          28,956(b)      2,456,627
Dell                                                    22,166(b)        556,145
EMC                                                     47,430(b)        626,076
Hewlett-Packard                                        108,692         4,477,023
Intl Business Machines                                  36,821         3,577,160
SanDisk                                                  1,884(b)         81,069
                                                                     -----------
Total                                                                 11,774,100
                                                                     -----------
CONSTRUCTION MATERIALS (--%)
Vulcan Materials                                         1,124           101,014
                                                                     -----------
CONSUMER FINANCE (0.8%)
American Express                                        23,769         1,442,065
Capital One Financial                                   22,801         1,751,573
SLM                                                      4,775           232,877
                                                                     -----------
Total                                                                  3,426,515
                                                                     -----------
CONTAINERS & PACKAGING (0.1%)
Ball                                                     1,214            52,930
Bemis                                                    1,388            47,164
Pactiv                                                   1,700(b)         60,673
Sealed Air                                                 944            61,285
Temple-Inland                                            7,914           364,282
                                                                     -----------
Total                                                                    586,334
                                                                     -----------
DISTRIBUTORS (--%)
Genuine Parts                                            2,125           100,789
                                                                     -----------
DIVERSIFIED CONSUMER SERVICES (--%)
Apollo Group Cl A                                        1,728(b)         67,340
                                                                     -----------

                            See accompanying notes to investments in securities.


       RIVERSOURCE VARIABLE PORTFOLIO - COREEQUITY FUND -- 2006 ANNUAL REPORT 13

ISSUER                                                 SHARES          VALUE(a)
------                                              -----------     ------------
DIVERSIFIED FINANCIAL SERVICES (5.2%)
Bank of America                                         152,602     $  8,147,421
Chicago Mercantile Exchange Holdings                        399          203,390
CIT Group                                                 2,373          132,342
Citigroup                                               153,725        8,562,483
Consumer Discretionary
   Select Sector SPDR Fund                                3,616          138,927
Financial Select Sector SPDR Fund                        11,155          409,835
JPMorgan Chase & Co                                      93,743        4,527,787
Materials Select Sector SPDR Trust                        3,108          108,407
Moody's                                                   2,758          190,467
                                                                    ------------
Total                                                                 22,421,059
                                                                    ------------
DIVERSIFIED TELECOMMUNICATION SERVICES (4.3%)
AT&T                                                     61,892        2,212,639
BellSouth                                               141,990        6,689,148
Chunghwa Telecom ADR                                     20,166(c)       397,875
Citizens Communications                                  12,275          176,392
Embarq                                                   45,187        2,375,029
France Telecom                                           23,128(c)       639,582
Qwest Communications Intl                               152,083(b)     1,272,935
Verizon Communications                                   97,479        3,630,118
Windstream                                               85,337        1,213,492
                                                                    ------------
Total                                                                 18,607,210
                                                                    ------------
ELECTRIC UTILITIES (1.4%)
Allegheny Energy                                          1,962(b)        90,075
American Electric Power                                   4,420          188,204
Edison Intl                                               3,655          166,229
Entergy                                                  13,526        1,248,720
Exelon                                                   28,466        1,761,762
FirstEnergy                                               3,841          231,612
FPL Group                                                 8,965          487,875
Pinnacle West Capital                                     1,258           63,768
PPL                                                      14,970          536,525
Progress Energy                                           3,003          147,387
Southern                                                 35,259        1,299,647
                                                                    ------------
Total                                                                  6,221,804
                                                                    ------------
ELECTRICAL EQUIPMENT (0.1%)
Cooper Inds Cl A                                          1,108          100,196
Emerson Electric                                          8,636          380,761
Rockwell Automation                                       2,020          123,382
                                                                    ------------
Total                                                                    604,339
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES             VALUE(a)
------                                            ----------        ------------
ELECTRONIC EQUIPMENT & INSTRUMENTS (0.1%)
Flextronics Intl                                      20,152(b,c)   $    231,345
                                                                    ------------
ENERGY EQUIPMENT & SERVICES (0.6%)
Baker Hughes                                           7,751             578,690
BJ Services                                           15,278             447,951
Cameron Intl                                           5,797(b)          307,531
Halliburton                                            9,158             284,356
Natl Oilwell Varco                                     4,546(b)          278,124
Pride Intl                                             3,365(b)          100,950
Transocean                                             2,002(b)          161,942
Weatherford Intl                                      14,100(b)          589,238
                                                                    ------------
Total                                                                  2,748,782
                                                                    ------------
FOOD & STAPLES RETAILING (1.2%)
Costco Wholesale                                       7,215             381,457
CVS                                                   37,109           1,147,039
Rite Aid                                              11,243(b)           61,162
Safeway                                               49,372           1,706,296
SYSCO                                                  7,203             264,782
Wal-Mart Stores                                       37,954           1,752,716
Whole Foods Market                                     1,644              77,153
                                                                    ------------
Total                                                                  5,390,605
                                                                    ------------
FOOD PRODUCTS (1.0%)
Archer-Daniels-Midland                                 7,636             244,047
Cadbury Schweppes                                     15,425(c)          165,063
Campbell Soup                                         10,151             394,772
ConAgra Foods                                          5,731             154,737
Dean Foods                                             1,555(b)           65,745
General Mills                                         14,817             853,459
Hershey                                                4,952             246,610
HJ Heinz                                               3,860             173,739
Kellogg                                               31,720           1,587,903
Kraft Foods Cl A                                       4,806             171,574
McCormick & Co                                         1,718              66,246
Sara Lee                                               8,852             150,750
Tyson Foods Cl A                                       3,244              53,364
WM Wrigley Jr                                          2,460             127,231
                                                                    ------------
Total                                                                  4,455,240
                                                                    ------------
GAS UTILITIES (0.1%)
Nicor                                                    607              28,408
ONEOK                                                 10,130             436,805
Peoples Energy                                           566              25,227
Questar                                                  961              79,811
                                                                    ------------
Total                                                                    570,251
                                                                    ------------

See accompanying notes to investments in securities.


14 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

ISSUER                                              SHARES             VALUE(a)
------                                            ----------        ------------
HEALTH CARE EQUIPMENT & SUPPLIES (1.9%)
Bausch & Lomb                                          3,077        $    160,189
Baxter Intl                                            4,758             220,724
Biomet                                                 3,493             144,156
Boston Scientific                                    232,325(b)        3,991,343
Medtronic                                             38,252           2,046,864
St. Jude Medical                                      10,004(b)          365,746
Stryker                                                8,915             491,306
Zimmer Holdings                                        9,299(b)          728,856
                                                                    ------------
Total                                                                  8,149,184
                                                                    ------------
HEALTH CARE PROVIDERS & SERVICES (2.5%)
Aetna                                                 20,142             869,732
Cardinal Health                                       45,912           2,958,110
Caremark Rx                                           22,529           1,286,631
CIGNA                                                  3,613             475,362
Coventry Health Care                                   1,861(b)           93,143
Express Scripts                                        1,613(b)          115,491
Health Management  Associates Cl A                     2,814              59,404
HealthSouth                                           12,112(b)          274,337
Humana                                                 8,459(b)          467,867
Laboratory Corp of America Holdings                    1,466(b)          107,707
Manor Care                                               863              40,492
McKesson                                              16,775             850,493
Patterson Companies                                    1,627(b)           57,775
Quest Diagnostics                                      1,893             100,329
Tenet Healthcare                                       5,519(b)           38,467
UnitedHealth Group                                    53,669           2,883,635
                                                                    ------------
Total                                                                 10,678,975
                                                                    ------------
HEALTH CARE TECHNOLOGY (--%)
IMS Health                                             2,360              64,853
                                                                    ------------
HOTELS, RESTAURANTS & LEISURE (1.0%)
Applebee's Intl                                       19,823             489,033
Carnival Unit                                          6,437             315,735
Chipotle Mexican Grill Cl A                              288(b)           16,416
Chipotle Mexican Grill Cl B                            1,160(b)           60,320
Harrah's Entertainment                                11,741             971,216
Intl Game Technology                                   1,840              85,008
Marriott Intl Cl A                                    22,040           1,051,749
McDonald's                                            16,353             724,928
Orient-Express Hotels Series A                         2,188(c)          103,536
Pinnacle Entertainment                                 3,211(b)          106,413

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES            VALUE(a)
------                                            ----------        ------------
HOTELS, RESTAURANTS & LEISURE (CONT.)
Starbucks                                              3,896(b)     $    137,996
Yum! Brands                                            1,035              60,858
                                                                    ------------
Total                                                                  4,123,208
                                                                    ------------
HOUSEHOLD DURABLES (0.4%)
Centex                                                 1,330              74,839
DR Horton                                             16,907             447,865
Fortune Brands                                         1,799             153,617
Harman Intl Inds                                         813              81,227
Hovnanian Enterprises Cl A                             7,152(b)          242,453
KB HOME                                                  945              48,460
Leggett & Platt                                        2,104              50,286
Lennar Cl A                                            1,685              88,395
Newell Rubbermaid                                      3,230              93,509
Pulte Homes                                            2,630              87,106
Snap-On                                                  757              36,063
Standard-Pacific                                       2,842              76,137
Stanley Works                                            970              48,781
Whirlpool                                                911              75,631
                                                                    ------------
Total                                                                  1,604,369
                                                                    ------------
HOUSEHOLD PRODUCTS (2.5%)
Clorox                                                 1,822             116,881
Colgate-Palmolive                                     44,092           2,876,562
Kimberly-Clark                                         5,140             349,263
Procter & Gamble                                      94,236           6,056,548
Spectrum Brands                                      147,719(b)        1,610,137
                                                                    ------------
Total                                                                 11,009,391
                                                                    ------------
INDEPENDENT POWER PRODUCERS & ENERGY TRADERS
   (0.1%)
AES                                                    7,703(b)          169,774
Constellation Energy Group                             2,015             138,773
Dynegy Cl A                                            4,423(b)           32,023
TXU                                                    5,176             280,591
                                                                    ------------
Total                                                                    621,161
                                                                    ------------
INDUSTRIAL CONGLOMERATES (2.9%)
3M                                                    13,040           1,016,207
General Electric                                     288,343          10,729,244
Tyco Intl                                             26,196(c)          796,358
                                                                    ------------
Total                                                                 12,541,809
                                                                    ------------
INSURANCE (5.0%)
ACE                                                   48,356(c)        2,928,923
AFLAC                                                 29,220           1,344,120
Allied World Assurance Holdings                        5,895(c)          257,199


                            See accompanying notes to investments in securities.


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 15

ISSUER                                              SHARES            VALUE(a)
------                                            ----------        ------------
INSURANCE (CONT.)
American Intl Group                                  129,785        $  9,300,394
Aon                                                   18,918             668,562
Arch Capital Group                                     5,778(b,c)        390,651
Aspen Insurance Holdings                              17,847(c)          470,447
Chubb                                                  8,119             429,576
Endurance Specialty Holdings                           7,050(c)          257,889
Hartford Financial Services Group                     24,091           2,247,931
Max Re Capital                                        25,293(c)          627,772
Prudential Financial                                  28,314           2,431,040
XL Capital Cl A                                        4,572(c)          329,275
                                                                    ------------
Total                                                                 21,683,779
                                                                    ------------
INTERNET & CATALOG RETAIL (0.2%)
Amazon.com                                             3,792(b)          149,632
IAC/InterActiveCorp                                    2,502(b)           92,974
Liberty Media - Interactive Cl A                      19,149(b,e)        413,045
                                                                    ------------
Total                                                                    655,651
                                                                    ------------
INTERNET SOFTWARE & SERVICES (1.9%)
Baidu.com ADR                                          1,722(b,c)        194,104
eBay                                                  18,578(b)          558,640
Google Cl A                                           14,427(b)        6,643,345
VeriSign                                               9,932(b)          238,865
Yahoo!                                                24,067(b)          614,671
                                                                    ------------
Total                                                                  8,249,625
                                                                    ------------
IT SERVICES (1.5%)
Accenture Cl A                                           105(c)            3,878
Affiliated Computer Services Cl A                     11,704(b)          571,623
Automatic Data Processing                             20,141             991,944
BearingPoint                                          14,461(b)          113,808
Cognizant Technology Solutions Cl A                    1,581(b)          121,990
Electronic Data Systems                               63,724           1,755,596
Fidelity Natl Information Services                     1,825              73,164
First Data                                            92,475           2,359,963
Fiserv                                                    20(b)            1,048
Ness Technologies                                      6,311(b,c)         89,995
Paychex                                                4,091             161,758
Satyam Computer Services ADR                           3,479(c)           83,531

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES             VALUE(a)
------                                            ----------        ------------
IT SERVICES (CONT.)
Unisys                                                 4,122(b)     $     32,316
Western Union                                          4,385              98,312
                                                                    ------------
Total                                                                  6,458,926
                                                                    ------------
LEISURE EQUIPMENT & PRODUCTS (0.1%)
Eastman Kodak                                          3,222              83,128
Mattel                                                 8,090             183,319
                                                                    ------------
Total                                                                    266,447
                                                                    ------------
LIFE SCIENCES TOOLS & SERVICES (0.1%)
PerkinElmer                                           14,429             320,757
Thermo Fisher Scientific                               5,628(b)          254,892
                                                                    ------------
Total                                                                    575,649
                                                                    ------------
MACHINERY (0.9%)
Caterpillar                                           19,368           1,187,839
Danaher                                                2,779             201,311
Deere & Co                                             9,013             856,866
Dover                                                  2,305             112,991
Flowserve                                             10,721(b)          541,089
Illinois Tool Works                                    3,437             158,755
Ingersoll-Rand Cl A                                    3,841(c)          150,298
ITT                                                    4,113             233,701
Navistar Intl                                            933(b)           31,190
Parker Hannifin                                        7,936             610,120
                                                                    ------------
Total                                                                  4,084,160
                                                                    ------------
MEDIA (8.5%)
Cablevision Systems Cl A                               5,333             151,884
Charter Communications Cl A                          147,964(b)          452,770
Clear Channel Communications                           4,986             177,202
Comcast Cl A                                          57,208(b)        2,421,615
Comcast Special Cl A                                  34,598(b)        1,448,964
EchoStar Communications Cl A                           9,376(b)          356,569
Grupo Televisa ADR                                     5,221(c)          141,019
Idearc                                                 4,502(b)          128,982
Liberty Global Cl A                                   68,952(b)        2,009,951
Liberty Global Series C                               32,669(b)          914,732
Liberty Media - Capital Series A                       3,793(b,e)        371,638
News Corp Cl A                                       220,501           4,736,361
NTL                                                  544,762(d)       13,749,794
Time Warner                                          106,426           2,317,958
Viacom Cl B                                           47,523(b)        1,949,869

See accompanying notes to investments in securities.


16 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

ISSUER                                              SHARES             VALUE(a)
------                                            ----------        ------------
MEDIA (CONT.)
Vivendi                                               72,931(c)     $  2,850,522
Walt Disney                                           28,515             977,209
WorldSpace Cl A                                       17,720(b)           62,020
XM Satellite Radio Holdings Cl A                      73,284(b)        1,058,954
                                                                    ------------
Total                                                                 36,278,013
                                                                    ------------
METALS & MINING (0.7%)
Alcan                                                  2,397(c)          116,830
Alcoa                                                 22,396             672,104
Allegheny Technologies                                 1,162             105,370
Coeur d'Alene Mines                                  172,503(b)          853,890
Freeport-McMoRan Copper & Gold Cl B                    2,264             126,173
Newmont Mining                                        18,020             813,603
Nucor                                                  3,591             196,284
Phelps Dodge                                           2,288             273,919
                                                                    ------------
Total                                                                  3,158,173
                                                                    ------------
MULTILINE RETAIL (0.9%)
Dollar General                                         3,631              58,314
Family Dollar Stores                                   8,571             251,387
Federated Department Stores                           11,431             435,864
JC Penney                                             12,781             988,738
Target                                                40,699           2,321,878
                                                                    ------------
Total                                                                  4,056,181
                                                                    ------------
MULTI-UTILITIES (0.8%)
Ameren                                                 2,398             128,845
CenterPoint Energy                                     4,000              66,320
CMS Energy                                             2,995(b)           50,017
Consolidated Edison                                    2,959             142,239
Dominion Resources                                    17,648           1,479,607
DTE Energy                                             2,141             103,646
Duke Energy                                           14,057             466,833
KeySpan                                                2,146              88,372
NiSource                                               3,183              76,710
PG&E                                                   3,905             184,824
Public Service Enterprise Group                        2,931             194,560
Sempra Energy                                          3,098             173,612
TECO Energy                                            2,437              41,990
Xcel Energy                                           20,449             471,554
                                                                    ------------
Total                                                                  3,669,129
                                                                    ------------

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES            VALUE(a)
------                                            ----------        ------------
OIL, GAS & CONSUMABLE FUELS (7.7%)
Anadarko Petroleum                                     9,159        $    398,600
BP ADR                                                 6,440(c)          432,124
Chesapeake Energy                                     12,727             369,719
Chevron                                               77,936           5,730,634
ConocoPhillips                                        66,231           4,765,320
CONSOL Energy                                          2,250              72,293
Devon Energy                                           6,554             439,642
El Paso                                                7,338             112,125
Exxon Mobil                                          216,253          16,571,467
Kinder Morgan                                          1,193             126,160
Newfield Exploration                                   2,480(b)          113,956
Occidental Petroleum                                  14,482             707,156
Peabody Energy                                         2,965             119,816
Royal Dutch Shell ADR                                  3,470(c)          245,641
Ship Finance Intl                                      3,104(c)           73,751
Sunoco                                                 2,237             139,499
Total                                                 25,506(c)        1,839,951
Valero Energy                                          9,810             501,880
Williams Companies                                     6,784             177,198
XTO Energy                                             7,130             335,467
                                                                    ------------
Total                                                                 33,272,399
                                                                    ------------
PAPER & FOREST PRODUCTS (0.5%)
Bowater                                               15,838             356,355
Intl Paper                                            18,992             647,627
MeadWestvaco                                           2,157              64,839
Weyerhaeuser                                          12,445             879,240
                                                                    ------------
Total                                                                  1,948,061
                                                                    ------------
PERSONAL PRODUCTS (0.1%)
Avon Products                                          5,214             172,270
Estee Lauder Companies Cl A                            1,552              63,353
                                                                    ------------
Total                                                                    235,623
                                                                    ------------
PHARMACEUTICALS (6.5%)
AstraZeneca                                           49,732(c)        2,672,114
Bristol-Myers Squibb                                 118,998           3,132,027
Eli Lilly & Co                                        31,518           1,642,088
GlaxoSmithKline ADR                                    4,921(c)          259,632
Johnson & Johnson                                     43,728           2,886,923
Merck & Co                                           128,082           5,584,375
Novartis ADR                                           8,533(c)          490,136
Pfizer                                               318,803           8,256,998
Roche Holding                                            307(c)           55,051


                            See accompanying notes to investments in securities.


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 17

ISSUER                                              SHARES            VALUE(a)
------                                            ----------        ------------
PHARMACEUTICALS (CONT.)
Schering-Plough                                       74,812        $  1,768,556
Teva Pharmaceutical Inds ADR                          18,180(c)          565,034
Watson Pharmaceuticals                                15,236(b)          396,593
Wyeth                                                  8,161             415,558
                                                                    ------------
Total                                                                 28,125,085
                                                                    ------------
REAL ESTATE INVESTMENT TRUSTS (REITS) (0.5%)
Apartment Investment & Management Cl A                 6,296             352,702
Archstone-Smith Trust                                  2,403             139,879
Boston Properties                                      1,331             148,912
Equity Office Properties Trust                        13,977             673,272
Equity Residential                                     3,264             165,648
HomeBanc                                              42,553             179,999
Kimco Realty                                           2,612             117,409
Plum Creek Timber                                      2,266              90,300
ProLogis                                               2,855             173,498
Public Storage                                         1,412             137,670
Vornado Realty Trust                                   1,459             177,269
                                                                    ------------
Total                                                                  2,356,558
                                                                    ------------
REAL ESTATE MANAGEMENT & DEVELOPMENT (--%)
CB Richard Ellis Group Cl A                            2,057(b)           68,292
                                                                    ------------
ROAD & RAIL (0.1%)
Avis Budget Group                                        354               7,678
CSX                                                    5,975             205,719
Norfolk Southern                                       4,583             230,480
                                                                    ------------
Total                                                                    443,877
                                                                    ------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (1.5%)
Advanced Micro Devices                                51,079(b)        1,039,457
Agere Systems                                          9,180(b)          175,981
ASML Holding                                           3,189(b,c)         78,545
Atmel                                                 63,591(b)          384,726
Broadcom Cl A                                          6,218(b)          200,904
Credence Systems                                      10,249(b)           53,295
Cypress Semiconductor                                 24,180(b)          407,917
Infineon Technologies                                 29,609(b,c)        417,416
Infineon Technologies ADR                             22,534(b,c)        316,152
Intel                                                 90,092           1,824,362
LSI Logic                                             16,609(b)          149,481
Maxim Integrated Products                              5,930             181,577

COMMON STOCKS (CONTINUED)

ISSUER                                              SHARES            VALUE(a)
------                                            ----------        ------------
SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (CONT.)
NVIDIA                                                 3,578(b)     $    132,422
Spansion Cl A                                         39,294(b)          583,908
Texas Instruments                                     12,798             368,582
Verigy                                                   528(b,c)          9,372
                                                                    ------------
Total                                                                  6,324,097
                                                                    ------------
SOFTWARE (3.2%)
Adobe Systems                                         12,266(b)          504,378
Business Objects ADR                                   4,322(b,c)        170,503
Cadence Design Systems                                37,238(b)          666,933
Citrix Systems                                         6,546(b)          177,069
Compuware                                             37,902(b)          315,724
Electronic Arts                                        5,827(b)          293,448
McAfee                                                12,893(b)          365,903
Microsoft                                            282,599           8,438,405
Oracle                                                33,756(b)          578,578
Symantec                                              85,762(b)        1,788,138
TIBCO Software                                        64,819(b)          611,891
                                                                    ------------
Total                                                                 13,910,970
                                                                    ------------
SPECIALTY RETAIL (1.0%)
AutoNation                                             1,802(b)           38,419
AutoZone                                                 614(b)           70,954
Bed Bath & Beyond                                      6,072(b)          231,343
Best Buy                                               2,553             125,582
Circuit City Stores                                   11,097             210,621
Home Depot                                            31,578           1,268,172
Limited Brands                                        10,138             293,394
Lowe's Companies                                      22,052             686,920
Office Depot                                           3,299(b)          125,923
OfficeMax                                                853              42,351
RadioShack                                             1,870              31,379
Sally Beauty Holdings                                    981(b)            7,652
Sherwin-Williams                                       1,342              85,324
Staples                                                8,461             225,909
Tiffany & Co                                           3,952             155,076
TJX Companies                                         18,437             525,823
                                                                    ------------
Total                                                                  4,124,842
                                                                    ------------
TEXTILES, APPAREL & LUXURY GOODS (0.1%)
Jones Apparel Group                                    1,523              50,914
Liz Claiborne                                          1,258              54,673
Nike Cl B                                              2,231             220,935
VF                                                       995              81,670
                                                                    ------------
Total                                                                    408,192
                                                                    ------------

See accompanying notes to investments in securities.


18 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

ISSUER                                              SHARES            VALUE(a)
------                                            ----------        ------------
THRIFTS & MORTGAGE FINANCE (1.9%)
Countrywide Financial                                101,495        $  4,308,462
Fannie Mae                                            30,150           1,790,609
Freddie Mac                                           25,347           1,721,061
Washington Mutual                                      5,642             256,655
                                                                    ------------
Total                                                                  8,076,787
                                                                    ------------
TOBACCO (2.1%)
Altria Group                                          94,141           8,079,180
Imperial Tobacco
   Group ADR                                           7,451(c)          588,853
Reynolds American                                      2,046             133,952
UST                                                    1,942             113,024
                                                                    ------------
Total                                                                  8,915,009
                                                                    ------------
WIRELESS TELECOMMUNICATION SERVICES (4.9%)
ALLTEL                                               122,589           7,414,183
Hutchison
   Telecommunications Intl                           447,376(b,c)      1,127,384
Orascom Telecom Holding GDR                           18,506(c)        1,221,396
Sprint Nextel                                        201,513           3,806,581
Vodafone Group                                     2,304,919(c)        6,386,267
Vodafone Group ADR                                    41,104(c)        1,141,869
                                                                    ------------
Total                                                                 21,097,680
                                                                    ------------
TOTAL COMMON STOCKS
(Cost: $367,768,847)                                                $424,178,831
                                                                    ------------

OPTIONS PURCHASED (0.1%)

                                      EXERCISE   EXPIRATION
ISSUER                    CONTRACTS     PRICE       DATE      VALUE(a)
------                    ---------   --------   ----------   --------
CALLS
NTL                         1,365      $27.50     June 2007   $218,400
NTL                           455       27.50     Jan. 2008    108,063
                                                              --------
PUTS
S&P 500 Index                  74       1,350    March 2007     77,330
                                                              --------
TOTAL OPTIONS PURCHASED
   (Cost: $576,265)                                           $403,793
                                                              --------

MONEY MARKET FUND (1.8%)

                                    SHARES         VALUE(a)
                                  ---------      ------------
RiverSource Short-Term
   Cash Fund                      7,817,394(g)   $  7,817,394
                                                 ------------
TOTAL MONEY MARKET FUND
(Cost: $7,817,394)                               $  7,817,394
                                                 ------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $376,162,506)(h)                          $432,400,018
                                                 ============


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 19

NOTES TO INVESTMENTS IN SECURITIES

(a) Securities are valued by procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Dec. 31, 2006, the value of foreign securities represented 7.2% of net assets.

(d) At Dec. 31, 2006, securities valued at $4,593,680 were held to cover open call options written as follows (see Note 5 to the financial statements):

                          EXERCISE   EXPIRATION
ISSUER        CONTRACTS     PRICE       DATE      VALUE(a)
------        ---------   --------   ----------   --------
NTL             1,365        $30      June 2007   $112,613
NTL               455         30      Jan. 2008     67,112
                                                  --------
Total value                                       $179,725
                                                  --------

(e) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(f)  Identifies issues considered to be illiquid as to their marketability (see
     Note 1 to the financial statements). These securities may be valued at fair value according to methods selected in good faith by the Fund's Board of Directors. Information concerning such security holdings at Dec. 31, 2006, is as follows:

                                             ACQUISITION
SECURITY                                        DATES               COST
--------                               ----------------------   -----------
KKR Private Equity Investors LP Unit   05-01-06 thru 10-12-06   $   947,733

(g)  Affiliated Money Market Fund - See Note 7 to the financial statements.

(h) At Dec. 31, 2006, the cost of securities for federal income tax purposes was $383,017,755 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                                         $54,328,929
Unrealized depreciation                                          (4,946,666)
                                                                -----------
Net unrealized appreciation                                     $49,382,263
                                                                -----------

The Global Industry Classification Standard (GICS) was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

HOW TO FIND INFORMATION ABOUT THE FUND'S NORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com.


20 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

FINANCIAL STATEMENTS

STATEMENT OF ASSETS AND LIABILITIES

DEC. 31,2006

ASSETS
Investments in securities, at value (Note 1)
   Unaffiliated issuers (identified cost $368,345,112)   $424,582,624
   Affiliated money market fund (identified cost
      $7,817,394) (Note 7)                                  7,817,394
                                                         ------------
Total investments in securities (identified
   cost $376,162,506)                                     432,400,018
Cash in bank on demand deposit                                  1,328
Dividends and accrued interest receivable                     653,875
Receivable for investment securities sold                   3,160,447
                                                         ------------
Total assets                                              436,215,668
                                                         ------------

LIABILITIES
Dividends payable to shareholders                           1,708,243
Payable for investment securities purchased                 1,727,360
Unrealized depreciation on swap transactions, at
   value (Note 6)                                               1,290
Accrued investment management services fee                    138,155
Other accrued expenses                                         43,500
Options contracts written, at value (premiums
   received $162,116) (Note 5)                                179,725
                                                         ------------
Total liabilities                                           3,798,273
                                                         ------------
Net assets applicable to outstanding capital stock       $432,417,395
                                                         ============

REPRESENTED BY
Capital stock - $.01 par value (Note 1)                  $    394,163
Additional paid-in capital                                353,245,730
Excess distributions over net investment income               (97,919)
Accumulated net realized gain (loss)                       22,656,291
Unrealized appreciation (depreciation) on investments
   and on translation of assets and liabilities in
   foreign currencies (Note 6)                             56,219,130
                                                         ------------
Total - representing net assets applicable to
  outstanding capital stock                              $432,417,395
                                                         ============
Shares outstanding                                         39,416,294
                                                         ------------
Net asset value per share of outstanding capital stock   $      10.97
                                                         ------------

See accompanying notes to financial statements


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 21

STATEMENT OF OPERATIONS

YEAR ENDED DEC. 31,2006

INVESTMENT INCOME
Income:
Dividends                                                $  8,681,530
Interest                                                      283,381
Income distributions from affiliated money market fund
   (Note 7)                                                   150,507
Less foreign taxes withheld                                   (87,256)
                                                         ------------
Total income                                                9,028,162
                                                         ------------
Expenses (Note 2):
Investment management services fee                          1,779,656
Compensation of board members                                   4,977
Custodian fees                                                156,586
Printing and postage                                           23,660
Professional fees                                              22,145
Other                                                          21,764
                                                         ------------
Total expenses                                              2,008,788
   Expenses waived/reimbursed by the
      Investment Manager and its affiliates (Note 2)         (223,559)
                                                         ------------
                                                            1,785,229
   Earnings and bank fee credits on cash balances
      (Note 2)                                                 (1,101)
                                                         ------------
Total net expenses                                          1,784,128
                                                         ------------
Investment income (loss) -- net                             7,244,034
                                                         ------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
   Security transactions (Note 3)                          27,216,949
   Foreign currency transactions                               (2,052)
   Options contracts written (Note 5)                         110,203
   Swap transactions                                          (58,912)
                                                         ------------
Net realized gain (loss) on investments                    27,266,188
Net change in unrealized appreciation (depreciation)
   on investments and on translation of assets and
   liabilities in foreign currencies                       30,171,064
                                                         ------------
Net gain (loss) on investments and foreign currencies      57,437,252
                                                         ------------
Net increase (decrease) in net assets resulting from
   operations                                            $ 64,681,286
                                                         ============

See accompanying notes to financial statements.


22 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS

YEAR ENDED DEC. 31,                                        2006           2005
-------------------                                    ------------   ------------
OPERATION AND DISTRIBUTIONS
Investment income (loss) - net                         $  7,244,034   $  7,280,678
Net realized gain (loss) on investments                  27,266,188     59,366,414
Net change in unrealized appreciation (depreciation)
   on investments and on translation of assets and
   liabilities in foreign currencies                     30,171,064    (36,116,809)
                                                       ------------   ------------
Net increase (decrease) in net assets resulting
   from operations                                       64,681,286     30,530,283
                                                       ------------   ------------
Distributions to shareholders from:
   Net investment income                                 (7,198,729)    (7,265,143)
   Net realized gain                                    (63,295,532)    (1,409,628)
                                                       ------------   ------------
Total distributions                                     (70,494,261)    (8,674,771)
                                                       ------------   ------------
CAPITAL SHARE TRANSACTIONS (NOTE 4)
Proceeds from sales of shares                               680,044        867,944
Reinvestment of distributions at net asset value         71,075,025      7,103,676
Payments for redemptions                                (99,520,908)   (92,341,520)
                                                       ------------   ------------
Increase (decrease) in net assets from capital
   share transactions                                   (27,765,839)   (84,369,900)
                                                       ------------   ------------
Total increase (decrease) in net assets                 (33,578,814)   (62,514,388)
Net assets at beginning of year                         465,996,209    528,510,597
                                                       ------------   ------------
Net assets at end of year                              $432,417,395   $465,996,209
                                                       ============   ============

See accompanying notes to financial statements.


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 23

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Fund is a series of RiverSource Variable Portfolio - Select Series, Inc. (formerly AXP Variable Portfolio - Select Series, Inc.) and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Variable Portfolio - Select Series, Inc. has 100 billion authorized shares of capital stock. The Fund invests primarily in equity securities of companies with a market capitalization greater than $5 billion at the time of purchase. The Fund may invest in income-producing equity securities, such as dividend paying stocks, convertible securities and preferred stocks.

Please remember that you may not buy (nor will you own) shares of the Fund directly. You invest by owning RiverSource Variable Annuity Fund A or RiverSource Variable Annuity Fund B and allocating your purchase payments to the variable account that invests in the Fund. Refer to your variable annuity contract prospectus for information regarding the investment options available to you.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES

Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities, and contingent assets and liabilities) that could differ from actual results.

VALUATION OF SECURITIES

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Pursuant to procedures adopted by the Board of Directors of the funds, Ameriprise Financial, Inc. (Ameriprise Financial) utilizes Fair Value Pricing
(FVP). FVP determinations are made in good faith in accordance with these procedures. If a development or event is so significant that there is a reasonably high degree of certainty that the effect of the development or event has actually caused the closing price to no longer reflect the actual value, the closing prices, as determined at the close of the applicable foreign market, may be adjusted to reflect the fair value of the affected foreign securities as of the close of the New York Stock Exchange. Significant events include material movements in the U.S. securities markets prior to the opening of foreign markets on the following trading day. FVP results in an estimated price that reasonably reflects the current market conditions in order to value the portfolio holdings such that shareholder transactions receive a fair net asset value. Short-term securities maturing in more than


24 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

ILLIQUID SECURITIES

At Dec. 31, 2006, investments in securities included issues that are illiquid which the Fund currently limits to 10% of net assets at market value, at the time of purchase. The aggregate value of such securities at Dec. 31, 2006 was $925,676 representing 0.21% of net assets. These securities are valued at fair value according to methods selected in good faith by the Board. According to Board guidelines, certain unregistered securities are determined to be liquid and are not included within the 10% limitation specified above. Assets are liquid if they can be sold or disposed of in the ordinary course of business within seven days at approximately the value at which the asset is valued by the Fund.

OPTION TRANSACTIONS

To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid.

FUTURES TRANSACTIONS

To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 25

Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires.

FOREIGN CURRENCY TRANSLATIONS AND FOREIGN CURRENCY CONTRACTS

Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the statement of operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency exchange contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations.

TOTAL RETURN EQUITY SWAP TRANSACTIONS

The Fund may enter into swap agreements to earn the total return on a specified security, basket of securities or security indexes during the specified period, in return for periodic payments based on a fixed or variable interest rate of the total return from other underlying assets. Total return swap agreements may be used to obtain exposure to a security or market without owning or taking physical custody of such security or market. Under the terms of a total return equity swap agreement, payments made by the Fund or the counterparty are based on the total return of a particular reference asset or assets (such as an equity security, a combination of such securities, or an index). That is, one party agrees to pay another party the return on a stock, basket of stocks, or stock index in return for a specified interest rate.

The notional amounts of swap contracts are not recorded in the financial statements. Swap contracts are valued daily, and the change in value is recorded as unrealized appreciation (depreciation) until the termination of the swap, at which time realized gain (loss) is recorded. Payments received or made are recorded as realized gains (losses).


26 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

Swap agreements may be subject to liquidity risk, which exists when a particular swap is difficult to purchase or sell. It may not be possible for the Fund to initiate a transaction or liquidate a position at an advantageous time or price, which may result in significant losses. Total return swaps are subject to the risk associated with the investment in the underlying securities and also the risk of the counterparty not fulfilling its obligations under the agreement.

GUARANTEES AND INDEMNIFICATIONS

Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES

The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to the variable accounts. No provision for income or excise taxes is thus required. The Fund is treated as a separate entity for federal income tax purposes.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of deferred losses on certain futures contracts, the recognition of certain foreign currency gains (losses) as ordinary income (loss) for tax purposes, the timing and amount of market discount recognized as ordinary income, foreign tax credits and losses deferred due to "wash sale" transactions. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. The effect on dividend distributions of certain book-to-tax differences is presented as "excess distributions" in the statement of changes in net assets. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 27

On the statement of assets and liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $99,971 and accumulated net realized gain has been increased by $99,971.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED DEC. 31,                                        2006          2005
-------------------                                    -----------   ----------
Distributions paid from:
   Ordinary income..................................   $37,791,234   $7,265,143
   Long-term capital gain...........................    32,703,027    1,409,628

At Dec. 31, 2006, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income.....................................   $16,562,687
Accumulated long-term gain (loss)  ...............................   $14,562,581
Unrealized appreciation (depreciation)............................   $49,360,477

DIVIDENDS

At Dec. 31, 2006, dividends declared for the Fund payable Jan. 3, 2007 are $0.04 per share.

Distributions to the variable accounts are recorded as of the close of business on the record date and are payable on the first business day following the record date. Dividends from net investment income are declared and distributed quarterly, when available. Capital gain distributions, when available, will be made annually. However, an additional capital gain distribution may be made during the fiscal year in order to comply with the Internal Revenue Code, as applicable to regulated investment companies.

RECENT ACCOUNTING PRONOUNCEMENTS

On Sept. 20, 2006, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" ("SFAS 157"). SFAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of SFAS 157 is required for fiscal years beginning after Nov. 15, 2007 and interim periods within those fiscal years. The impact of SFAS 157 on the Fund's financial statements is being evaluated.


28 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

In June 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes." FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after Dec. 15, 2006. Tax positions of the Fund are being evaluated to determine the impact, if any, to the Fund. The adoption of FIN 48 is not anticipated to have a material impact on the Fund.

OTHER

Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES

Under an Investment Management Services Agreement, RiverSource Investments, LLC (the Investment Manager) determines which securities will be purchased, held or sold. The management fee is computed daily and is equal on an annual basis to 0.40% of the average daily net assets of the Fund.

Other expenses in the amount of $20,746 is for, among other things, certain expense of the Funds or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Funds and the Board.

Compensation of Board members includes, for the former Board Chair, compensation as well as retirement benefits. Certain other aspects of the former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under the other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

Professional fees include fees paid by the Fund for legal services and independent auditor services.


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 29

In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred by the Fund will vary.

For the year ended Dec. 31, 2006, the Investment Manager and its affiliates waived certain fees and expenses to 0.40%. The Investment Manager and its affiliates have agreed to waive certain fees and expenses indefinitely, such that net expenses (excluding certain expenses such as indirect operating expenses of acquired funds in which the Fund invests) will not exceed 0.40% of the Fund's average daily net assets.

During the year ended Dec. 31, 2006, the Funds custodian fees were reduced by $1,101 as a result of earnings and bank fee credits from overnight cash balances. The Fund also pays custodian fees to Ameriprise Trust Company, an affiliate of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $321,315,396 and $417,685,598, respectively, for the year ended Dec. 31, 2006. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:

                                      YEAR ENDED DEC.
                                          31, 2006
                                      ---------------
Sold                                        62,392
Issued for reinvested distributions      7,046,264
Redeemed                                (9,536,078)
                                        ----------
Net increase (decrease)                 (2,427,422)
                                        ----------

                                      YEAR ENDED DEC.
                                          31, 2005
                                      ---------------
Sold                                        78,976
Issued for reinvested distributions        669,191
Redeemed                                (8,581,898)
                                        ----------
Net increase (decrease)                 (7,833,731)
                                        ----------


30 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

5. OPTIONS CONTRACTS WRITTEN

                                CALLS
                        ---------------------
                        CONTRACTS    PREMIUMS
                        ---------   ---------
Balance Dec. 31, 2005        --     $      --
Opened                    2,031       721,939
Closed                     (211)     (559,723)
                          -----     ---------
Balance Dec. 31, 2006     1,820     $ 162,116
                          -----     ---------

See "Summary of significant accounting policies."

6. SWAP CONTRACTS

At Dec. 31, 2006, the Fund had the following open total return equity swap contracts:

                                                                       UNREALIZED
                                           TERMINATION    NOTIONAL    APPRECIATION/
                                               DATE        AMOUNT    (DEPRECIATION)
                                          -------------   --------   --------------
Receive total return on a basket of
   large cap industrial securities and
   pay a floating rate based on 1-month
   LIBOR plus 0.20%.
   Counterparty: Citigroup                 May 7, 2007    $730,000      $(14,699)

Receive total return on a basket of
   large cap health care securities and
   pay a floating rate based on 1-month
   LIBOR plus 0.20%.
   Counterparty: Merrill Lynch            Oct. 17, 2007    828,980        13,409
                                                                        --------
Total                                                                   $ (1,290)

7. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments.


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 31

8. BANK BORROWINGS

The Fund has a revolving credit agreement with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The agreement went into effect Sept. 19, 2006. The Fund must maintain asset coverage for borrowings of at least 300%. The agreement, which enables the Fund to participate with other RiverSource funds, permits borrowings up to $500 million, collectively. Interest is charged to each Fund based on its borrowings at a rate equal to either the higher of the Federal Funds Effective Rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. Borrowings are payable within 60 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Prior to this agreement, the Fund paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.07% per annum. The Fund had no borrowings under the facility outstanding during the year ended Dec. 31, 2006.

9. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to our motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Discovery is currently set to end in March 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), the parent company of RiverSource Investments, LLC (RiverSource Investments), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce
(MDOC) related to market timing activities. In connection with these matters, the SEC and MDOC issued orders (the Orders) alleging that AEFC violated certain provisions of the federal and Minnesota securities laws by failing to adequately disclose market timing activities by allowing certain identified market timers to continue to market time contrary to disclosures in mutual fund and variable annuity product prospectuses. The Orders also alleged that AEFC failed to implement procedures to detect and prevent market timing in 401(k) plans for employees of


32 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

AEFC and related companies and failed to adequately disclose that there were no such procedures. Pursuant to the MDOC Order, the MDOC also alleged that AEFC allowed inappropriate market timing to occur by failing to have written policies and procedures and failing to properly supervise its employees.

As a result of the Orders, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. Pursuant to the terms of the Orders, AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to make presentations at least annually to its board of directors and the relevant mutual funds' board that include an overview of policies and procedures to prevent market timing, material changes to these policies and procedures and whether disclosures related to market timing are consistent with the SEC order and federal securities laws. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. In addition, AEFC agreed to complete and submit to the MDOC a compliance review of its procedures regarding market timing within one year of the MDOC Order, including a summary of actions taken to ensure compliance with applicable laws and regulations and certification by a senior officer regarding compliance and supervisory procedures.

Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 33

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


34 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

10. FINANCIAL HIGHLIGHTS

The table below shows certain important information for evaluating the Fund's results. On Sept. 10, 2004, the Fund acquired the assets of IDS Life Variable Annuity Fund A (Fund A) and IDS Life Variable Annuity Fund B (Fund B), which were segregated asset accounts. For accounting and financial statement purposes, Fund B is the accounting survivor. Information since Sept. 10, 2004 relates to RiverSource Variable Portfolio - Core Equity Fund. The information prior to Sept. 10, 2004 relates to Fund B and is derived from its financial statements.

PER SHARE INCOME AND CAPITAL CHANGES(a)

Fiscal period ended Dec. 31,              2006            2005           2004(b)         2004(c)      2004(d)
----------------------------             ------          ------          -------         -------      -------
Net asset value, beginning of period     $11.14          $10.64          $10.00          $10.14       $10.14
                                         ------          ------          ------          ------       ------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .17             .16             .05             .01          .06
Net gains (losses) (both realized
   and unrealized)                         1.41             .53             .64            (.15)         .49
                                         ------          ------          ------          ------       ------
Total from investment operations           1.58             .69             .69            (.14)         .55
                                         ------          ------          ------          ------       ------
LESS DISTRIBUTIONS:
Dividends from net investment income       (.17)           (.16)           (.05)             --         (.05)
Distributions from realized gains         (1.58)           (.03)             --              --           --
                                         ------          ------          ------          ------       ------
Total distributions                       (1.75)           (.19)           (.05)             --         (.05)
                                         ------          ------          ------          ------       ------
Net asset value, end of period           $10.97          $11.14          $10.64          $10.00       $10.64
                                         ------          ------          ------          ------       ------
RATIOS/SUPPLEMENTAL DATA
Net assets, end of period
   (in millions)                         $  432          $  466          $  529          $  296       $  529
                                         ------          ------          ------          ------       ------
Ratio of expenses to average
   daily net assets(e), (f)                 .40%(g),(h)     .40%(g),(h)     .40%(i)        1.40%(i)      .99%
                                         ------          ------          ------          ------       ------
Ratio of net investment income (loss)
   to average daily net assets             1.63%           1.48%           1.73%(i)         .11%(i)      .79%
                                         ------          ------          ------          ------       ------
Portfolio turnover rate
   (excluding short-term securities)         73%            121%             45%             77%         135%
                                         ------          ------          ------          ------       ------
Total return(e)                           15.79%(j)        6.57%(j)        6.95%(j),(k)   (1.38%)(k)    5.42%
                                         ------          ------          ------          ------       ------


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 35

Fiscal period ended Dec. 31,              2003      2002
----------------------------             ------   -------
Net asset value, beginning of period     $ 7.96   $ 10.53
                                         ------   -------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                .01      (.01)
Net gains (losses) (both realized
   and unrealized)                         2.17     (2.56)
                                         ------   -------
Total from investment operations           2.18     (2.57)
                                         ------   -------
LESS DISTRIBUTIONS:
Dividends from net investment income         --        --
Distributions from realized gains            --        --
                                         ------   -------
Total distributions                          --        --
                                         ------   -------
Net asset value, end of period           $10.14   $  7.96
                                         ------   -------

RATIOS/SUPPLEMENTAL DATA (CONTINUED)
Net assets, end of period
   (in millions)                         $  337   $   314
                                         ------   -------
Ratio of expenses to average
   daily net assets(e), (f)                1.40%     1.40%
                                         ------   -------
Ratio of net investment income (loss)
   to average daily net assets              .08%     (.17%)
                                         ------   -------
Portfolio turnover rate
   (excluding short-term securities)        104%      187%
                                         ------   -------
Total return(e)                           27.45%   (24.47%)
                                         ------   -------

(a) For a share outstanding throughout the period. Rounded to the nearest cent. The per-share information for periods prior to Sept. 10, 2004 have been restated on a 2.793 to 1 exchange ratio to present such information on a comparable basis with the reorganization date net asset value of $10.00 per share.

(b) For the period from Sept. 10, 2004 (date the Fund became available) to Dec. 31, 2004.

(c)  For the period from Jan. 1, 2004 to Sept. 10, 2004.

(d)  For the period from Jan. 1, 2004 to Dec. 31, 2004.

(e) The total return and ratio of expenses for the Fund included management fee only for the periods since Sept. 10, 2004. Previous periods included both management and mortality and expense risk fees under Fund B. Total return does not reflect payment of a sales charge.

(f) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.

(g) The Investment Manager and its affiliates waived/reimbursed the Fund for certain expenses. Had they not done so, the annual ratios of expenses would have been 0.45% and 0.45% for the years ended Dec. 31, 2006 and 2005, respectively.

(h) Expense ratio is based on total expense of the Fund before reduction of earnings and bank fee credits on cash balances.

(i)  Adjusted to an annual basis.

(j) Total return does not reflect payment of the expenses that apply to the variable accounts or any annuity charges.

(k)  Not annualized.


36 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD AND SHAREHOLDERS
RIVERSOURCE VARIABLE PORTFOLIO - SELECT SERIES, INC.

We have audited the accompanying statement of assets and liabilities, including the schedule of investments in securities, of RiverSource Variable Portfolio - Core Equity Fund (a series of RiverSource Variable Portfolio - Select Series, Inc.) as of December 31, 2006, the related statement of operations for the year then ended and the statements of changes in net assets for each of the years in the two-year period ended December 31, 2006, and the financial highlights for each of the years in the two-year period ended December 31, 2006, and for the periods from January 1, 2004 to September 10, 2004 and from September 10, 2004 (date the Fund became available) to December 31, 2004. These financial statements and the financial highlights are the responsibility of fund management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audits. The financial highlights for each of the years in the two-year period ended December 31, 2003 were audited by other auditors whose reports dated January 20, 2004, expressed unqualified opinions on this information.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2006, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of RiverSource Variable Portfolio - Core Equity Fund as of December 31, 2006, and the results of its operations, changes in its net assets and the financial highlights for each of the periods stated in the first paragraph above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP
Minneapolis, Minnesota
February 20, 2007


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 37

BOARD MEMBERS AND OFFICERS

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 100 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

                        POSITION HELD
NAME, ADDRESS,          WITH FUND AND       PRINCIPAL OCCUPATION DURING PAST
AGE                     LENGTH OF SERVICE   FIVE YEARS                             OTHER DIRECTORSHIPS
---------------------   -----------------   ------------------------------------   -------------------------
Kathleen Blatz          Board member        Chief Justice, Minnesota Supreme
901 S. Marquette Ave.   since 2006          Court, 1998-2005
Minneapolis, MN 55402
Age 52

Arne H. Carlson         Board member        Chair, RiverSource Funds,
901 S. Marquette Ave.   since 1999          1999-2006; Chair, Board Services
Minneapolis, MN 55402                       Corporation (provides administrative
Age 72                                      services to boards); former Governor
                                            of Minnesota

Patricia M. Flynn       Board member        Trustee Professor of Economics and
901 S. Marquette Ave.   since 2004          Management, Bentley College;
Minneapolis, MN 55402                       former Dean, McCallum Graduate
Age 56                                      School of Business, Bentley College

Anne P. Jones           Board member        Attorney and Consultant
901 S. Marquette Ave.   since 1985
Minneapolis, MN 55402
Age 72

Jeffrey Laikind         Board member         Former Managing Director,              American Progressive
901 S. Marquette Ave.   since 2005           Shikiar Asset Management               Insurance
Minneapolis, MN 55402
Age 71

Stephen R. Lewis, Jr.   Board member        President Emeritus and                 Valmont Industries, Inc.
901 S. Marquette Ave.   since 2002          Professor of Economics,                (manufactures irrigation
Minneapolis, MN 55402   and Chair of        Carleton College                       systems)
Age 68                  the Board
                        since 2007


38 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

                         POSITION HELD
NAME, ADDRESS,           WITH FUND AND       PRINCIPAL OCCUPATION DURING PAST
AGE                      LENGTH OF SERVICE   FIVE YEARS                             OTHER DIRECTORSHIPS
----------------------   -----------------   ------------------------------------   -------------------------
Catherine James Paglia   Board member        Director, Enterprise Asset             Strategic
901 S. Marquette Ave.    since 2004          Management, Inc. (private real         Distribution, Inc.
Minneapolis, MN 55402                        estate and asset management company)   (transportation,
Age 54                                                                              distribution and
                                                                                    logistics consultants)

Vikki L. Pryor*          Board member        President and Chief Executive
901 S. Marquette Ave.    since 2006          Officer, SBLI USA Mutual Life
Minneapolis, MN 55402                        Insurance Company, Inc. since 1999
Age 53

Alison Taunton-Rigby     Board member        Chief Executive Officer, RiboNovix,    Hybridon, Inc.
901 S. Marquette Ave.    since 2002          Inc. since 2003 (biotechnology);       (biotechnology); American
Minneapolis, MN 55402                        former President, Forester Biotech     Healthways, Inc. (health
Age 62                                                                              management programs)

BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS**

                         POSITION HELD
NAME, ADDRESS,           WITH FUND AND       PRINCIPAL OCCUPATION DURING PAST
AGE                      LENGTH OF SERVICE   FIVE YEARS                             OTHER DIRECTORSHIPS
----------------------   -----------------   ------------------------------------   -------------------------
William F. Truscott      Board member        President - U.S. Asset Management
53600 Ameriprise         since 2001,         and Chief Investment Officer,
Financial Center         Vice President      Ameriprise Financial, Inc. and
Minneapolis, MN 55474    since 2002          President, Chairman of the Board
Age 46                                       and Chief Investment Officer,
                                             RiverSource Investments, LLC since
                                             2005; President, Ameriprise
                                             Certificate Company since 2006;
                                             Senior Vice President - Chief
                                             Investment Officer, Ameriprise
                                             Financial, Inc. and Chairman of the
                                             Board and Chief Investment Officer,
                                             RiverSource Investments, LLC,
                                             2001-2005

*    Vikki L. Pryor resigned as a member of the Board, effective Jan. 11,2007.

** Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 39

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

                        POSITION HELD
NAME, ADDRESS,          WITH FUND AND       PRINCIPAL OCCUPATION DURING PAST
AGE                     LENGTH OF SERVICE   FIVE YEARS
---------------------   -----------------   ------------------------------------
Patrick T. Bannigan     President           Senior Vice President - Asset
172 Ameriprise          since 2006          Management, RiverSource Investments,
Financial Center                            LLC since 2006; Managing Director
Minneapolis, MN 55474                       and Global Head of Product, Morgan
Age 41                                      Stanley Investment Management,
                                            2004-2006; President, Touchstone
                                            Investments, 2002-2004; Director of
                                            Strategic Planning, Evergreen
                                            Investments, 1995-2002

Michelle M. Keeley      Vice President      Executive Vice President - Equity
172 Ameriprise          since 2004          and Fixed Income, Ameriprise
Financial Center                            Financial, Inc. and RiverSource
Minneapolis, MN 55474                       Investments, LLC since 2006;
Age 42                                      Vice President - Investments,
                                            Ameriprise Certificate Company since
                                            2003; Senior Vice President - Fixed
                                            Income, Ameriprise Financial, Inc.,
                                            2002-2006 and RiverSource
                                            Investments, LLC, 2004-2006; Managing
                                            Director, Zurich Global Assets,
                                            2001-2002

Amy K. Johnson          Vice President      Vice President - Asset Management
5228 Ameriprise         since 2006          and Trust Company Services,
Financial Center                            RiverSource Investments, LLC since
Minneapolis, MN 55474                       2006; Vice President - Operations
Age 41                                      and Compliance, RiverSource
                                            Investments, LLC, 2004-2006;
                                            Director of Product Development -
                                            Mutual Funds, Ameriprise Financial,
                                            Inc., 2001-2004

Jeffrey P. Fox          Treasurer           Vice President - Investment
105 Ameriprise          since 2002          Accounting, Ameriprise Financial,
Financial Center                            Inc. since 2002; Vice President -
Minneapolis, MN 55474                       Finance, American Express Company,
Age 51                                      2000-2002

Scott R. Plummer        Vice President,     Vice President and Chief Counsel -
5228 Ameriprise         General Counsel     Asset Management, Ameriprise
Financial Center        and Secretary       Financial, Inc. since 2005; Vice
Minneapolis, MN 55474   since 2006          President, General Counsel and
Age 47                                      Secretary, Ameriprise Certificate
                                            Company since 2005; Vice President
                                            - Asset Management Compliance,
                                            Ameriprise Financial, Inc.,
                                            2004-2005; Senior Vice President and
                                            Chief Compliance Officer, U.S.
                                            Bancorp Asset Management,
                                            2002-2004; Second Vice President and
                                            Assistant General Counsel, Hartford
                                            Life, 2001-2002

Jennifer D. Lammers     Chief Compliance    U.S. Asset Management Chief
172 Ameriprise          Officer             Compliance Officer, RiverSource
Financial Center        since 2006          Investments, LLC since 2006;
Minneapolis, MN 55474                       Director - Mutual Funds, Voyageur
Age 46                                      Asset Management, 2003-2006;
                                            Director of Finance, Voyageur Asset
                                            Management, 2000-2003

Neysa M. Alecu          Money Laundering    Compliance Director and Anti-Money
2934 Ameriprise         Prevention          Laundering Officer, Ameriprise
Financial Center        Officer             Financial, Inc. since 2004;
Minneapolis, MN 55474   since 2004          Manager Anti-Money Laundering,
Age 43                                      Ameriprise Financial, Inc.,
                                            2003-2004; Compliance Director and
                                            Bank Secrecy Act Officer, American
                                            Express Centurion Bank, 2000-2003


40 RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT

PROXY VOTING

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments. The procedures are stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities during the 12-month period ended June 30, 2006 is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


      RIVERSOURCE VARIABLE PORTFOLIO - CORE EQUITY FUND -- 2006 ANNUAL REPORT 41

RIVERSOURCE(SM) VARIABLE PORTFOLIO - CORE EQUITY FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

(RIVERSOURCE(R) LOGO)
          INVESTMENTS

This report must be accompanied or preceded by the Fund's current prospectus. RiverSource(SM) variable portfolio funds are distributed by RiverSource Distributors, Inc., Member NASD, and managed by RiverSource Investments, LLC. These companies are part of Ameriprise Financial, Inc.

                                                                 S-6347 E (3/07)